Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

Webull Corp

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A Ordinary shares, par value $0.00001 per share, reserved for issuance pursuant to the Webull Corporation 2026 Employee Share Purchase Plan	(1)	Other	5,000,000	$4.97	$24,850,000.00	0.0001381	$3,431.79

Total Offering Amounts:						$24,850,000.00		3,431.79
Total Fee Offsets:								3,431.79
Net Fee Due:								$0.00

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Offering Note(s)

(1)	Represents ordinary shares issuable pursuant to the 2026 ESPP which shares consist of 5,000,000 Class A ordinary shares reserved and available for delivery under the 2026 ESPP pursuant to such plan’s terms and conditions.

Estimated for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low prices of the Class A ordinary shares reported on Nasdaq on April 9, 2026, which was approximately $4.97 per share.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	Webull Corporation	(1)	F-1	333-288787	07/18/2025		$3,431.79	Equity	Webull Class A Ordinary Shares, par value $0.00001 per share	1,791,792	$794,385,000.00	$
Fee Offset Sources	Webull Corporation		F-1	333-288787		07/18/2025							143,951.06

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	The registrant has terminated or completed any offerings that included the unsold securities under the Prior Registration Statement (as defined below).

The registrant previously paid a registration fee of $143,951.06 with respect to the registrant's Registration Statement on Form F-1 (File No. 333-288787), which was initially filed by the registrant on July 18, 2025 (the "Prior Registration Statement") pertaining to the registration of up to 75,159,236 Webull Class A Ordinary Shares, par value $0.00001 per share (the “Webull Class A Ordinary Shares”), of which 63,500,000 Webull Class A Ordinary Shares remained unsold. Pursuant to Rule 457(p) under the Securities Act, the registrant is entitled to offset a registration fee of $121,620.34 with respect to unsold securities registered under the Prior Registration Statement. The offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement on Form S-8.